Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is made and entered into as of December 29, 2023, by and among:

IAT Automobile Design LLC, a California Limited Liability Company with its principal office at 2000 Wattles Dr. Los Angeles, CA 90046 (hereinafter referred to as “IAT”).

EdisonFuture Motor Inc., a Delaware corporation with its principal office at 6950 Preston Avenue, Livermore, CA 94551 (hereinafter referred to as “EF”), and

Phoenix Motor Inc., a company incorporated under the laws of the Delaware with its principal office at 1500 Lakeview Loop, Anaheim, CA 92807 (the “PMI”).

WHEREAS, on June 11, 2022, EF and IAT entered into a Model Development Agreement (the "Model Development Agreement"), in which IAT was engaged to design and build one (1) High-roof Van Model for the purpose of research and development of electric vehicles. The original contract value under the Model Development Agreement stands at US$3,350,000. On October 3, 2022, October 11, 2022, and April 13, 2023, subsequent to the original agreement, EF and IAT entered into three amendments that resulted in a revised contract value of $3,790,339.18. This revised amount includes an additional $102,000 as subsequent component procurement, prototyping, and testing expenses due to deferral of the GEN4.5 electric drive axle project. EF and IAT agree that the activation of GEN4.5 electric drive axle project did not occur by the end of September 2023, IAT has the right to abandon this portion of work which resulted in a revised contract value of $3,688,339.18.

WHEREAS, the supplementary agreement stipulating that EF is to pay IAT for the purchase of 6 vehicles for the project prototype and associated management fees, EF and IAT have unanimously agreed to reduce the prototype vehicles to 3, with EF providing the vehicles. Consequently, following mutual negotiations, it has been agreed to deduct $146,507.06 from the total contract amount.

Due the above change, the contract value is further revised to be $ 3,541,832.12

WHEREAS, EF has already remunerated IAT with US$2,500,000, leaving an outstanding balance of US$1,041,832.12.

WHEREAS, EF and IAT mutually concur to exclude the following work scope, valued at $89,226, from the deliverables of IAT under the Model Development Agreement and its amendments:

a) Vehicle Control Unit (VCU) functional verification and electronic-electrical integration testing.

b) VCU driving performance calibration and powertrain efficiency verification.

c) VCU high-low-temperature calibration, thermal management calibration, and high-low-temperature charge-discharge calibration.

d) Whole-vehicle and component enhanced durability testing.

e) Whole-vehicle chassis and Noise, Vibration, and Harshness (NVH) tuning.

f) Whole-vehicle air conditioning performance verification.

As a result of this adjustment, the contract value is further revised to be $952,606.

WHEREAS, given the actual performance of EF and IAT, and EF and IAT agree that the final amount payable to IAT under the Model Development Agreement and its amendments is $952,606 and shall be converted by IAT into equivalent shares of PMI for the purpose of set off;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EF, IAT and PMI agree as follows:

Settlement of Outstanding Payment:

EF，PMI and IAT agree that the outstanding payment of US$952,606 shall be settled by PMI issuing shares of PMI to IAT by IAT and PMI entered into a separate purchase agreement.

Release and Discharge:

Upon completion of the share issuance and transfer, IAT shall provide all deliverables under the Model Development Agreement and its amendments, as adjusted herein.

Upon IAT's completion of all deliverables as adjusted herein, EF and PMI agree to release and discharge IAT from any and all claims, demands, actions, causes of action, suits, and liabilities, known or unknown, arising out of or related to the Model Development Agreement and its amendments.

Upon completion of the share issuance and transfer, IAT agrees to release and discharge EF and PMI from any and all claims, demands, actions, causes of action, suits, and liabilities, known or unknown, arising out of or related to the Model Development Agreement and its amendments.

Except for the provisions stipulated in this contract, all other terms shall adhere to the provisions of Model Development Agreement and its amendments.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date first above written.

[Signature Page follows]

IAT Automobile Design LLC

Authorized Signature: /s/ Liqiang Zhang

Name: Liqiang Zhang

Title: President

Date: December 29, 2023

EdisonFuture Motor Inc.

Authorized Signature: /s/ Xiaofeng Peng

Name: Xiaofeng Peng

Title: CEO

Date: December 29, 2023

Phoenix Motor Inc.

Authorized Signature: /s/ Xiaofeng Peng

Name: Xiaofeng Peng

Title: CEO

Date: December 29, 2023